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                                                                         EX-99.5

                     CONSENT OF PERSON TO BECOME A DIRECTOR

     I hereby consent to being named in this Registration Statement and the Joint Proxy Statement contained herein, as a person who may become a director of Mellon Bank Corporation.

                                            JOSEPH S. DIMARTINO
                                          --------------------------------------
                                                   Joseph S. DiMartino
Dated: July 18, 1994